Exhibit 99

     Willis Group Reports Record Fourth Quarter and 2003 Results;
               Increases Common Dividend by 15 Percent;
        Stock Buyback Authorization Increased to $300 Million

    NEW YORK--(BUSINESS WIRE)--Feb. 4, 2004--Willis Group Holdings Limited (NYSE: WSH)

    --  Builds on Track Record with Sixteenth Consecutive Quarter of
        Record Results

    --  Drives Revenue Growth: 19 Percent Reported (11 Percent
        Organic) in the Quarter; 20 Percent Reported (15 Percent
        Organic) for the Full Year 2003

    -- Expands Margins: Adjusted Operating Margin 34 Percent in the Fourth Quarter, up from 31 Percent Last Year; and 30 Percent for the Full Year 2003, Compared to 28 Percent in 2002

    --  Increases Quarterly Dividend by 15 Percent to $0.1875 Per
        Share, Annual Rate of $0.75

    --  Increases Existing Stock Buyback Authorization to $300 Million

    -- New Credit Facilities in Place; Old Term Loan Repaid in the Fourth Quarter and 9 Percent Senior Subordinated Debt Redeemed February 2, 2004

    Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reports record results for the quarter and year ended December 31, 2003.
    Separately, the Board of Directors today approved a 15 percent increase in the regular quarterly cash dividend on the Company's common stock to $0.1875 per share, an annual rate of $0.75 per share. The dividend is payable on April 15, 2004 to shareholders of record on March 31, 2004.
    Joe Plumeri, Chairman and Chief Executive Officer said, "We are pleased to raise our quarterly cash dividend again - our second increase since initiating the dividend just one year ago. This action reflects our strong cash flow and confidence in the outlook for growth."
    The Board of Directors also approved increasing the Company's existing common share buyback authorization from $100 million to $300 million. The Company has not yet purchased any shares pursuant to the authorization.
    Commenting on the progress Willis has made over the last few years, Plumeri said, "Since our initial public offering in June 2001, we have infused a sense of teamwork, discipline and passion throughout the organization. And in the year just ended, we accomplished all of the goals we set for the year - to grow earnings at least 25 percent and organic revenues at least 15 percent, to expand margins, to obtain an investment grade rating and to refinance our debt.
    "We continued to build on our record results as we remain focused on our business - providing our clients with local delivery of our global risk management resources and insurance broking capabilities. Our double-digit revenue and earnings growth were fueled by the outstanding cooperative performance of all our Associates - across all geographic regions and practice groups.
    "With our growing sales culture and by running the company with great discipline and unyielding expense management the Willis model is being validated every day," Plumeri continued. "We are making steady progress toward building a great company."
    Net income for the quarter ended December 31, 2003 was $118 million, or $0.69 per diluted share, compared with $118 million, or $0.70 per diluted share, a year ago. Excluding non-cash compensation for performance-based stock options and net gain on disposal of operations, adjusted net income increased 45 percent to $119 million for the quarter ended December 31, 2003 from $82 million in the same period last year, while adjusted net income per diluted share rose 43 percent to $0.70 for the fourth quarter of 2003 from $0.49 a year ago. The impact of foreign exchange in the fourth quarter of 2003 was a benefit of approximately $0.04 per share.
    Net income for the year ended December 31, 2003 was $414 million, or $2.45 per diluted share, compared to $210 million, or $1.28 per diluted share, a year ago. For the year ended December 31, 2003, adjusted net income, which for the full year also excluded a one-time UK tax benefit on performance stock options, increased 43 percent to $386 million from $270 million in the year ended December 31, 2002, while adjusted net income per diluted share rose 41 percent to $2.28 from $1.62 in 2002.
    Total reported revenues for the quarter ended December 31, 2003 increased 19 percent to $577 million, from $483 million for the same period last year. Organic revenues, which exclude the effects of foreign exchange, acquisitions and disposals, rose 11 percent. The adjusted operating margin was 34 percent for the fourth quarter of 2003 compared with 31 percent for the same period last year.
    Total reported revenues for the year ended December 31, 2003 increased 20 percent to $2,076 million, up from $1,735 million for the corresponding period in 2002, or 15 percent on an organic basis. The adjusted operating margin was 30 percent for the year ended December 31, 2003, compared with 28 percent for the same period last year.
    Through September 30, 2003, the Company provided for a tax rate of 35 percent; however due to the actual geographic mix of our results, the full year's effective tax rate in 2003 declined to 34 percent. At December 31, 2003, total long-term debt was $370 million, down 35 percent from $567 million a year ago. During the quarter, the Company repaid the outstanding $78 million bank term loan and cancelled this facility and put in place a new $450 million bank credit facility and $150 million line of credit. On February 2, 2004, the Company redeemed all of its outstanding 9 percent senior subordinated debentures.
    Total stockholders' equity at the year end was approximately $1,290 million, up 51 percent from a year ago. The capitalization ratio (total long-term debt to total long-term debt and stockholders' equity) declined to 22 percent at year end December 31, 2003 (26 percent pro forma for the new $450 million bank credit facility) compared to 40 percent a year ago. There was approximately $247 million of immediately available cash at December 31, 2003, providing significant financial flexibility to support the cash needs of the Company.
    In January 2004, consistent with its growth strategy, Willis acquired the remaining 70 percent interest in Willis A/S, Denmark's largest insurance broker, with annualized revenues of approximately $50 million.
    Plumeri concluded, "Willis is in great shape. This is our sixteenth consecutive quarter of record earnings; we raised the dividend again and refinanced our debt on investment grade terms - all within six years of the 1998 leveraged buy-out. In addition to our strong organic growth efforts, we continue to recruit top industry talent. The caliber of professionals who have joined Willis is proof positive that we are challenging the conventions of the global insurance broking sector and are cutting a new path rather than following industry norms. We are confident in the outlook for future growth at Willis, and reaffirm our long-term goal to grow adjusted net income per diluted share by 15 percent or better each year."
    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in more than 100 countries, its global team of 13,000 associates serves clients in some 180 countries. Additional information on Willis may be found on its web site www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, are contained in the Company's filings with the Securities and Exchange Commission.

    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the quarter and year ended December 31, 2003 and 2002.


                     WILLIS GROUP HOLDINGS LIMITED
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                              (unaudited)

                                         Three months     Year ended
                                            ended         December 31,
                                         December 31,
                                         ------------- ---------------
                                          2003   2002    2003    2002
                                         ------ ------ ------- -------
Revenues:
 Commissions and fees                     $558   $461  $2,004  $1,661
 Interest income                            19     22      72      74
                                         ------ ------ ------- -------
  Total Revenues                           577    483   2,076   1,735
                                         ------ ------ ------- -------
Expenses:
 General and administrative expenses
  (excluding non-cash compensation)        372    324   1,408   1,214
 Non-cash compensation - performance
  options (Note 1)                           3    (34)     20      80
 Depreciation expense                       10      9      36      34
 Amortization of intangible assets           1      1       3       1
 Net gain on disposal of operations         (1)   (14)    (11)    (13)
                                         ------ ------ ------- -------
  Total Expenses                           385    286   1,456   1,316
                                         ------ ------ ------- -------
Operating Income                           192    197     620     419
Interest expense                            13     15      53      65
                                         ------ ------ ------- -------
Income before Income Taxes, Equity in
 Net Income of Associates and Minority
 Interest                                  179    182     567     354
Income tax expense (Note 2)                 57     58     159     141
                                         ------ ------ ------- -------
Income before Equity in Net Income of
 Associates and Minority Interest          122    124     408     213
Equity in net income of associates           -     (1)     14       9
Minority interest                           (4)    (5)     (8)    (12)
                                         ------ ------ ------- -------
Net Income                                $118   $118    $414    $210
                                         ====== ====== ======= =======
Net Income per Share
 - Basic                                 $0.76  $0.80   $2.72   $1.43
 - Diluted                               $0.69  $0.70   $2.45   $1.28
                                         ====== ====== ======= =======

Average Number of Shares Outstanding
 - Basic                                   156    147     152     147
 - Diluted                                 170    168     169     164
                                         ====== ====== ======= =======

Note 1: Non-Cash Compensation - Performance Options

The non-cash compensation charge recognizes performance-based stock options granted to management as part of the 1998 leveraged buyout arrangement for meeting or exceeding 2001 and 2002 targets. In accordance with GAAP, a quarterly charge is recognized, on a cumulative basis, calculated in accordance with the vesting schedule and the stock price at the end of the performance period, which ended on December 31, 2002 when the stock price was $28.67. On a cumulative basis at December 31, 2003, the Company has recognized $258 million, or approximately 95 percent of the total estimated charge. The remaining estimated charge of $15 million will be recognized quarterly through 2004 in accordance with the vesting schedule.

Note 2: Income tax expense

In the third quarter of 2003, certain changes to UK tax legislation were enacted regarding the taxation of employee stock options. When UK-based employees exercise their stock options, the Company now obtains a corporate tax deduction equal to the market price of the Company's shares on the date of exercise less the option exercise price paid by the employee. This change largely brings UK tax legislation into line with US tax legislation.

Non-cash compensation amounting to $123 million in respect of UK performance options was expensed in periods prior to June 30, 2003 without any income tax benefit being recognized. Accordingly, following the change in UK tax legislation, an income tax benefit of $37 million, and a corresponding deferred asset, was recognized in the third quarter of 2003.

                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                              (unaudited)

Definitions of Non-GAAP Financial Measures:

We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Because the non-cash compensation charge for performance-based stock options was based on our stock price at the end of each quarter until December 31, 2002, changes in our stock price increased the volatility of our reported operating income and reported net income. We believe that excluding the non-cash compensation charge from these measures, along with the GAAP measures, provides a more complete, comparative analysis of our results of operations.

Adjusted Operating Income:

Adjusted operating income is defined as operating income excluding non-cash compensation for performance-based stock options and net gain or loss on disposal of operations. Operating income is the most directly comparable GAAP measure, and the following table reconciles adjusted operating income to operating income for the quarters and years ended December 31, 2003 and 2002:

                                                  Three months ended
                                                      December 31,
                                                 ---------------------
                                                 2003  2002  % Change
                                                 ----- ----- ---------

Operating Income, GAAP basis                     $192  $197     (3)%

Excluding:
 Non-cash compensation - performance options        3   (34)
 Net gain on disposal of operations                (1)  (14)

                                                 ----- -----
Adjusted Operating Income                        $194  $149      30%
                                                 ===== =====

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues                 33%   41%
                                                 ===== =====

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues          34%   31%
                                                 ===== =====

                                                  Year ended December
                                                          31,
                                                 ---------------------
                                                 2003  2002  % Change
                                                 ----- ----- ---------

Operating Income, GAAP basis                     $620  $419      48%

Excluding:
 Non-cash compensation - performance options       20    80
 Net gain on disposal of operations               (11)  (13)

                                                 ----- -----
Adjusted Operating Income                        $629  $486      29%
                                                 ===== =====

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues                 30%   24%
                                                 ===== =====

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues          30%   28%
                                                 ===== =====

Adjusted Net Income:

Adjusted net income is defined as net income excluding non-cash compensation for performance-based stock options and net gain or loss on disposal of operations. Net income is the most directly comparable GAAP measure, and the following table reconciles adjusted net income to net income for the quarters and years ended December 31, 2003 and 2002:

                                                 Per Diluted Share
                          Three months ended     Three months ended
                              December 31,           December 31,
                         --------------------- -----------------------
                         2003  2002  % Change   2003   2002  % Change
                         ----- ----- --------- ------ ------ ---------

Net Income, GAAP basis   $118  $118       -%   $0.69  $0.70     (1)%

Excluding:
 Non-cash compensation -
  performance options,
  net of tax ($1, $(6))     2   (28)            0.01  (0.16)
 Net gain on disposal of
  operations, net of tax
  ($nil, $(6))             (1)   (8)               -  (0.05)

                         ----- -----           ------ ------
Adjusted Net Income      $119   $82      45%   $0.70  $0.49      43%
                         ===== =====           ====== ======

Diluted shares
 outstanding, GAAP basis  170   168
                         ===== =====

                                                  Per Diluted Share
                         Year ended December   Year ended December 31,
                                  31,
                         --------------------- -----------------------
                         2003  2002  % Change   2003   2002  % Change
                         ----- ----- --------- ------ ------ ---------

Net Income, GAAP basis   $414  $210      97%   $2.45  $1.28      91%

Excluding:
 Non-cash compensation -
  performance options,
  net of tax ($4, $13)     16    67             0.09   0.41
 Net gain on disposal of
  operations, net of tax
  ($(4), $(6))             (7)   (7)           (0.04) (0.04)
 One-time income tax
  benefit - performance
  options (Note 2)        (37)    -            (0.22)     -
 Dilutive effect of
  performance options
  assumed earned in full
  from the beginning of
  2002*                     -     -                -  (0.03)

                         ----- -----           ------ ------
Adjusted Net Income      $386  $270      43%   $2.28  $1.62      41%
                         ===== =====           ====== ======

Diluted shares
 outstanding, GAAP basis  169   164
Dilutive effect of
 performance options
 assumed earned in full
 from the beginning of
 2002*                      -     3

                         ----- -----
Diluted shares
 outstanding, adjusted
 basis                    169   167
                         ===== =====

* Under GAAP, performance options are not included in the reported number of diluted shares outstanding until the beginning of the period in which the performance targets are met. This occurred in the third quarter of 2002. We believe it is a helpful aid to comparability to show the dilutive effect of performance options for the year ended December 31, 2002 on the assumption that the performance options had been earned in full from the beginning of 2002.

Forward-Looking Information: Our stated goal is to grow adjusted net income per diluted share by 15 percent or better each year. The most directly comparable GAAP measure is net income per diluted share. We are not in a position to reconcile adjusted net income per diluted share to net income per diluted share for this forward-looking information. Historically, reconciling items have consisted of non-cash compensation for performance-based stock options, estimated at $15 million for 2004; net gain or loss on disposal of operations; and the tax effects thereon. We are unable to provide estimates for future gains or losses on disposals.



    CONTACT: Investors:
             Kerry K. Calaiaro, 212-837-0880
             calaiaro_ke@willis.com
              OR
             Media:
             Nicholas Jones, +44-20-7488-8190
             jonesnr@willis.com
              OR
             Dan Prince, 212-837-0806
             prince_da@willis.com